Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer Jon Adams Treasurer Sept 2017 Investor Presentation Mark D. Morelli President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer Sept 14, CL King Best Ide s Conference

2© 2017 Columbus McKinnon Corporation Safe Harbor Statement These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. This presentation will discuss some non-GAAP financial measures, which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. We have provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

3© 2017 Columbus McKinnon Corporation NASDAQ: CMCO Market Capitalization $739.8 Million 52-Week Price Range $33.22 - $16.86 Recent Price $32.70 Average Volume (3 mo.) 141,000 Common Shares Outstanding 22.6 Million Ownership: Institutions 95% Insiders 5% Leading global designer, manufacturer and marketer of material handling products, technologies and solutions Founded in 1875, large installed base Premium, well respected brands Leading market share in the U.S. Leader in highly engineered lifting solutions and explosion-protected hoists Market data as of 09/08/17 (Source: Bloomberg); shares outstanding as of 7/27/17; Institutional and insider ownership as of most recent filing

4© 2017 Columbus McKinnon Corporation 58% 11% 5% 10% 12% HOISTS CHAIN & RIGGING JIB CRANES ACTUATORS DIGITAL POWER CONTROL $691.8 Million Q1 FY18 TTM Revenue Broad Product Mix #1 in U.S. Hoists, Trolleys and Components #1 in U.S. Jib Cranes #1 in U.S. Screw Jacks #1 in U.S. AC and DC Material Handling Drives, and Elevator DC Drives

5© 2017 Columbus McKinnon Corporation Complex Applications

Diverse End Markets

(pro forma with STAHL)



Mining
Government / Others
Entertainment
Elevators
~3%
~3%
~3%
~3%
General Industrial
~25%
Heavy OEM
~5%
Pulp Paper/Chemical/ Pharma
~5%
Construction
~5%
Rail / Aerospace / Transport
~10%
~10%
Metals Processing / Steel / Concrete
~10%
Automotive
~10%
Energy/ Utilities
~10%
Oil & Gas

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7© 2017 Columbus McKinnon Corporation CONSTRUCTION MINING ENTERTAINMENT OIL & GAS POWER / UTILITIES TRANSPORTATION AUTOMOTIVE HEAVY EQUIPMENT MANUFACTURING Key Vertical Markets

Extensive Market Channels

(pro forma with STAHL)



Pfaff International Direct
~5%
US General Line Distributors
~29%
International General Line Distributors
~23%
EPC
~12%
Crane End Users
~11%
OEM/Government
~10%
Specialty Distributors
~10%

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9© 2017 Columbus McKinnon Corporation International Diversification U.S. 59% Europe, Middle East & Africa 28% Canada 4% Latin America 5% APAC 4% $691.8 million Q1 FY18 TTM Revenue Expanded presence in EMEA and APAC with STAHL acquisition  Q1 FY 2018 mix: U.S. 55% EMEA 31% APAC 6% Strong growth with recovering economics in APAC and LatAm in first quarter

10© 2017 Columbus McKinnon Corporation Evolving Business Model Becoming an industrial technology company  Solutions based  Acquisitions increased product set with embedded technology and differentiators  Core products provide engineering advantages and market leadership  R&D as an engine for growth  Acquired January 2017  Enhanced engineering depth for custom solutions  Explosion-protected hoist leader  Superior quality brand  Geographic complement  Acquired September 2015  Industry leading digital power and motion control systems  Enables “Smart hoists”  Improves safety and efficiency  Creates a larger addressable market

11© 2017 Columbus McKinnon Corporation R&D: Renewed Emphasis Leveraging technology and experience to design “Smart Hoists”  Onboard diagnostics  Remote monitoring  Precision lifting  Load sensing  Preventative maintenance Leads to improved safety and reduced down time Leveraging recent acquisitions to deliver solution based products

12© 2017 Columbus McKinnon Corporation Near-term Priorities Integrate STAHL  On target for $5 million of synergies in FY2018  Standardize on wire rope hoist design – more cost effective and broader range  Capitalize on growth opportunities Leverage Magnetek technology  Approximately 75% of powered hoists applicable  Validated value proposition with customers  Grow in EMEA Strengthen the core  Focus on industrial products market – availability and simplification of product offering  Better bundling and kits Pay down debt  Expect at least $50 million reduction in FY2018  Expect 3X net debt/EBITDA at fiscal year end

13© 2017 Columbus McKinnon Corporation $1.34 $1.72 $1.47 $1.66 $0.96 $1.00 $1.81 FY15 FY16 FY 2017 Q1 FY18 TTM $0.66 $1.04 $0.76 $0.43 $0.47 $181.6 $191.2 $201.8 $223.2 $1.7 $183.3 FY15 FY16 FY 2017 Q1 FY18 TTM $192.9 $8.9 $214.2 $9.0 $187.3 $3.9 Improving Financial Performance Non-GAAP Adjustments(1)Gross Profit * Adjusted gross profit and operating income as % of sales Adjusted Gross Profit(1) (1) Adjusted figures are non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP to non-GAAP results and other important disclosures regarding the use of non-GAAP financial measures. 32.3%*31.7%*32.0%* $579.6 $597.1 $637.1 $691.8 FY15 FY16 FY17 Q1 FY18 TTM Sales $54.6 $53.6 $49.5 $59.4 $2.4 $57.0 FY15 FY16 FY 2017 Q1 FY18 TTM 8.6%*7.8%*9.0%* $26.0 $24.6 $34.8 $23.5 9.8%* $13.0 $40.6 Non-GAAP Adjustments(1)Income from Operations Adjusted Operating Income(1) Non-GAAP EPS(1)GAAP EPS Diluted EPS(1) 31.6%* ($ in millions)

14© 2017 Columbus McKinnon Corporation Strong Cash Flow (1) Operating free cash flow is defined as cash provided by operating activities minus capital expenditures (2) Fiscal 2010 and fiscal 2011 include $10.8 million and $4.5 million of cash payments related to restructuring charges, respectively 32.3%*31.7%*32.0%* $48.0 $22.6 ($9.3) $9.8 $27.5 $8.7 $21.0 $30.3 $46.1 $55.7 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 Q1 FY18 TTM (2) (2) Operating Free Cash Flow(1) Strong operating free cash flow over cycle Managing CapEx: working to improve return on invested capital FY 2018 expected CapEx: ~$20 million(1) ($ in millions)

15© 2017 Columbus McKinnon Corporation CAPITALIZATION June 30, 2017 March 31, 2017 Cash and cash equivalents $ 64.6 $ 77.6 Total debt 408.0 421.3 Total net debt 343.4 343.7 Shareholders’ equity 364.0 341.4 Total capitalization $ 772.0 $ 762.7 Debt/total capitalization 52.9% 55.2% Net debt/net total capitalization 48.5% 50.2% De-levering Balance Sheet Expected rate of debt reduction  Approximately $50 million in FY18  Targeting 3x Net Debt/EBITDA by end of FY18  Additional $50 million to $55 million in FY19 Covenant-lite  No leverage maintenance covenant as long as revolver is undrawn

16© 2017 Columbus McKinnon Corporation STAHL Acquisition TRANSACTION CLOSE January 31, 2017 PURCHASE PRICE €224 million ($237 million); adjusted for cash and debt TRANSACTION COSTS Fiscal 2017: $8.5 million RESTRUCTURING COSTS Fiscal 2018: approximately $6 million EXPECTED SYNERGIES Fiscal 2018: approximately $ 5 million Fiscal 2019: approximately $11 million NET INCOME EXPECTATIONS Accretive: Fiscal 2018 $0.15 to $0.20 EPS Fiscal 2019 $0.30 to $0.35 EPS PROFITABILITY Q1 2018 Revenue $42.7 million; Gross Profit Margin 37.6%; Operating Margin 13.1%; EBITDA Margin ~18%

17© 2017 Columbus McKinnon Corporation Key Takeaways Evolving to industrial technology company Leading US market share, strong brands, key vertical markets Extensive market channels & broad global presence Lifting solutions focused on safety and productivity Consistently strong cash, long-term margins

18© 2017 Columbus McKinnon Corporation Supplemental Information

19© 2017 Columbus McKinnon Corporation Adjusted Gross Profit Reconciliation Adjusted gross profit is defined as gross profit as reported, adjusted for unusual items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information such as adjusted gross profit is important for investors and other readers of the Company’s financial statements, and assists in understanding the comparison of the current quarter’s gross profit to the historical period’s gross profit. Fiscal Year FY 2015 FY 2016 FY 2017 Q1 FY18 TTM Gross profit $181,607 $187,263 $192,932 $214,193 Add back: Product liability costs for legal settlement — 1,100 — — Building held for sale impairment charge — 429 — — Acquisition inventory step-up expense 543 1,446 8,852 8,852 Acquisition amortization of backlog — 581 — — STAHL integration costs — — — 169 Facility consolidation costs 1,176 346 — — Non-GAAP adjusted gross margin $183,326 $191,165 $201,784 $223,214 Sales 579,643 597,103 637,123 691,836 Adjusted gross margin 31.6% 32.0% 31.7% 32.3% ($ in thousands)

20© 2017 Columbus McKinnon Corporation Adjusted Income from Operations Reconciliation Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations Fiscal Year FY 2015 FY 2016 FY 2017 Q1 FY18 TTM Income (loss) from operations $54,648 $40,570 $25,973 $34,787 Add back: Acquisition inventory step-up expense and real estate transfer taxes 659 1,446 8,852 8,852 Acquisition deal, integration, and severance costs — 8,046 8,815 9,986 CEO retirement pay and search costs — — 3,085 3,085 Insurance recovery legal costs — — 1,359 1,588 Impairment of intangible asset — — 1,125 1,125 Canadian pension lump sum settlements — — 247 — Product liability costs for legal settlement — 1,100 — — Building held for sale impairment charge — 429 — — Facility consolidation costs 1,726 1,444 — — Magnetek acquisition amortization of backlog — 581 — — Non-GAAP adjusted income from operations $57,033 $53,616 $49,456 $59,423 Sales 579,643 597,103 637,123 691,836 Adjusted operating margin 9.8% 9.0% 7.8% 8.6% ($ in thousands)

Adjusted Diluted EPS Reconciliation

($ in thousands, except per share data)

	Fiscal Year			
	FY 2015	FY 2016	FY 2017	Q1 FY18 TTM
Net income (loss)	$27,190	$19,579	$8,984	$14,239
Add back:				
Acquisition inventory step-up expense and real estate transfer taxes	659	1,446	8,852	8,852
Acquisition deal, integration, and severance costs	—	8,046	8,815	9,986
CEO retirement pay and search costs	—	—	3,085	3,085
Insurance recovery legal costs	—	—	1,359	1,588
Impairment of intangible asset	—	—	1,125	1,125
Loss on extinguishment of debt	—	—	1,303	1,303
(Gain) loss on foreign exchange option for acquisition	—	—	1,590	1,590
Canadian pension lump sum settlements	—	—	247	—
Product liability costs for legal settlement	—	1,100	—	—
Building held for sale impairment charge	—	429	—	—
Facility consolidation costs	1,726	1,444	—	—
Magnetek acquisition amortization of backlog	—	581	—	—
Debt refinancing costs	8,567	—	—	—
Normalize tax rate (1)	(1,508)	2,218	(4,626)	(6,028)
Non-GAAP adjusted net income	$36,634	$34,843	$30,734	$35,740
Average diluted shares outstanding	20,224	20,315	20,888	21,522
Diluted income per share - GAAP	$1.34	$0.96	$0.43	$0.66
Diluted income per share - Non-GAAP	$1.81	$1.72	$1.47	$1.66

(1) Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS.

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22© 2017 Columbus McKinnon Corporation 79% 80% 81% 82% 83% 84% 74% 75% 76% 77% 78% 79% 80% All Manufacturing Total Source: The Federal Reserve Board Eurozone Capacity UtilizationU.S. Capacity Utilization Source: European Commission 83.2% Sept 2017 75.4% (Manufacturing) & 76.7% (Total) July 2017(1) Industrial Capacity Utilization (1) July 2017 numbers are preliminary

23© 2017 Columbus McKinnon Corporation Established Global PresenceGlobal Presence